                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2000
                                                --------------------------------
                           Silicon Valley Group, Inc.
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           (Exact name of the registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            0-11348                                      94-2264681
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    (Commission File Number)                (I.R.S. Employer Identification No.)

    101 Metro Drive, Suite 400, San Jose, California            95110
----------------------------------------------------      ----------------------
    (Address of principal executive offices)                    (Zip Code)

                                 (408) 467-5910
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)



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Item 7. Financial Statements and Exhibits.

        On October 31, 2000, the Registrant issued a press release as to its financial results for the quarter ended September 30, 2000 and for the fiscal year ended September 30, 2000. Included with the press release were the Registrant's condensed statements of operations (unaudited and audited) for the quarters and years ended September 30, 1999 and 2000 and its condensed balance sheets for the years ended September 30, 1999 and 2000 (attached hereto as Exhibit 99.1).

        Registrant reported net sales of $239,904,000 for the fourth quarter of fiscal 2000 ended September 30, 2000, which represented a 26% increase over fourth quarter fiscal 1999 sales of $189,813,000. Registrant earned net income of $15,861,000, or $0.43 per diluted share, for the fourth quarter ended September 30, 2000, which included a pretax insurance reimbursement of approximately $1,000,000, or $0.02 per diluted share, compared to net income of $1,635,000, or $0.05 per diluted share, in the fourth quarter of fiscal 1999.

        Sales for the year ended September 30, 2000 were $842,309,000 compared to $473,690,000 for the prior fiscal year. During fiscal year 2000, Registrant earned net income of $46,821,000, or $1.31 per diluted share, compared to a net loss of $25,456,000, or ($0.77) per diluted share, for the year ended September 30, 1999.

        The Registrant recorded new bookings of $325,074,000 for the fourth quarter of fiscal 2000 representing a book-to-bill ratio of 1.36-to-1. Fourth quarter fiscal 2000 new bookings increased 79% compared to fourth quarter fiscal 1999 new bookings of $181,335,000. During the fourth quarter, the Registrant received new orders for twenty-six Micrascan systems. Due to the Registrant's policy of only including in backlog, orders with shipment dates within twelve months of receipt of the order, orders for ninety of one-hundred-and-six Micrascan systems are included in the Registrant's September 30, 2000 backlog of $733,542,000.

        (c)     Exhibits

        99.1 Silicon Valley Group, Inc.'s condensed statements of operations for the quarters and years ended September 30, 1999 and 2000 and condensed balance sheets for the years ended September 30, 1999 and 2000.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2000                   SILICON VALLEY GROUP, INC.


                                       By: /s/ Russell G. Weinstock
                                          --------------------------------------
                                            Russell G. Weinstock
                                            Vice President and Chief Financial
                                            Officer



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                                 EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------
  99.1          Silicon Valley Group, Inc.'s condensed statements of operations for the quarters and years ended September 30, 1999 and 2000 and condensed balance sheets for the years ended September 30,
                1999 and 2000.